Contacts:	For Media:	For Financials:
	John S. Oxford	James C. Mabry IV
	Senior Vice President	Executive Vice President
	Director of Marketing	Chief Financial Officer
	(662) 680-1219	(662) 680-1281

RENASANT CORPORATION ANNOUNCES
EARNINGS FOR THE THIRD QUARTER OF 2021

TUPELO, MISSISSIPPI (October 28, 2021) - Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced earnings results for the third quarter of 2021. Net income for the third quarter of 2021 was $40.1 million, as compared to $30.0 million for the third quarter of 2020. Basic and diluted earnings per share (“EPS”) were $0.71 for the third quarter of 2021, as compared to basic and diluted EPS of $0.53 for the third quarter of 2020.

Net income for the nine months ending September 30, 2021, was $138.8 million, as compared to net income of $52.1 million for the same period in 2020. Basic and diluted EPS were $2.47 and $2.46, respectively, for the first nine months of 2021, as compared to basic and diluted EPS of $0.93 and $0.92, respectively, for the first nine months of 2020.

“Our team produced solid results during the third quarter, and we continue to see all areas of the Bank perform at a high level. Our financial condition remains strong and is highlighted by our core funding, robust capital structure and stable credit metrics,” commented C. Mitchell Waycaster, Renasant President and Chief Executive Officer. “We believe the markets in which we operate provide significant opportunities, and we remain optimistic about future loan growth, despite the headwinds of elevated payoffs. Our team remains committed to improving profitability through our ongoing revenue and expense initiatives.”

Impact of Certain Expenses and Charges
From time to time, the Company incurs expenses and charges with respect to which management is unable to accurately predict when these expenses or charges will be incurred or, when incurred, the amount of such expenses or charges. The following tables present the impact of these expenses and charges on reported EPS for the periods listed. The “COVID-19 related expenses” line item primarily consists of (a) employee overtime and employee benefit accruals directly related to the Company’s response to both the COVID-19 pandemic itself and federal legislation enacted to address the pandemic, such as the CARES Act, and (b) expenses associated with supplying branches with protective equipment and sanitation supplies (such as floor markings and cautionary signage for branches, face coverings and hand sanitizer) and more frequent and rigorous branch cleaning.

(in thousands, except per share data)	Three Months Ended			Nine Months Ended
	September 30, 2021			September 30, 2021
	Pre-tax	After-tax	Impact to Diluted EPS	Pre-tax	After-tax	Impact to Diluted EPS
Earnings, as reported	$51,248	$40,063	$0.71	$174,410	$138,838	$2.46
MSR valuation adjustment	—	—	—	(13,561)	(10,564)	(0.19)
Restructuring charges	—	—	—	307	239	—
COVID-19 related expenses	323	253	—	1,478	1,151	0.02
Earnings, with exclusions (Non-GAAP)	$51,571	$40,316	$0.71	$162,634	$129,664	$2.29

	Three Months Ended			Nine Months Ended
	September 30, 2020			September 30, 2020
	Pre-tax	After-tax	Impact to Diluted EPS	Pre-tax	After-tax	Impact to Diluted EPS
Earnings, as reported	$37,604	$29,992	$0.53	$65,152	$52,130	$0.92
Debt prepayment penalty	28	22	—	118	94	—
MSR valuation adjustment	(828)	(650)	(0.01)	13,694	10,916	0.19
COVID-19 related expenses	570	448	0.01	9,730	7,758	0.14
Earnings, with exclusions (Non-GAAP)	$37,374	$29,812	$0.53	$88,694	$70,898	$1.25

A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release, except that reconciliations for asset quality measures that exclude Paycheck Protection Program loans from the relevant measure are included in the Company’s presentation materials filed with the Securities and Exchange Commission together with this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Profitability Metrics
The following tables present the Company’s profitability metrics, including after adjusting for the impact of the mortgage servicing rights (MSR) valuation adjustment, debt prepayment penalties, restructuring charges, swap termination charges and COVID-19 related expenses, as applicable, for the dates presented:

	As Reported			With Exclusions (Non-GAAP)
	Three Months Ended			Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	June 30, 2021	September 30, 2020
Return on average assets	0.99%	1.04%	0.80%	0.99%	1.04%	0.79%
Return on average tangible assets (Non-GAAP)	1.08%	1.14%	0.89%	1.09%	1.14%	0.89%
Return on average equity	7.16%	7.40%	5.63%	7.21%	7.46%	5.60%
Return on average tangible equity (Non-GAAP)	13.05%	13.54%	10.87%	13.13%	13.64%	10.81%

	As Reported		With Exclusions (Non-GAAP)
	Nine Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Return on average assets	1.18%	0.48%	1.10%	0.66%
Return on average tangible assets (Non-GAAP)	1.29%	0.56%	1.21%	0.75%
Return on average equity	8.43%	3.30%	7.87%	4.49%
Return on average tangible equity (Non-GAAP)	15.43%	6.65%	14.43%	8.86%
Financial Condition
Total assets were $16.16 billion at September 30, 2021, as compared to $14.93 billion at December 31, 2020. Total loans held for investment were $10.02 billion at September 30, 2021, as compared to $10.93 billion at December 31, 2020. Loans held for investment at September 30, 2021 and December 31, 2020 included $67.5 million and $1.13 billion, respectively, in Paycheck Protection Program (“PPP”) loans. Excluding PPP loans, the loan portfolio grew 1.87% on an annualized basis in the third quarter of 2021.

Total deposits increased to $13.25 billion at September 30, 2021, from $12.06 billion at December 31, 2020. Non-interest bearing deposits increased $807.6 million to $4.49 billion, or 33.89% of total deposits, at September 30, 2021, as compared to $3.69 billion, or 30.56% of total deposits, at December 31, 2020.

Capital Management; Adoption of New Stock Repurchase Program
The Company’s capital position, as measured by regulatory capital ratios, remains strong. This capital strength gives the Company flexibility to accommodate future loan growth, M&A activity or share repurchases. In the third quarter of 2021, the Company repurchased $21.3 million of its common stock at a weighted average price of $34.82.

On October 26, 2021, the Company’s Board of Directors approved a new stock repurchase program (the previous program having just expired), authorizing the Company to repurchase up to $50.0 million of its outstanding common stock, either in open market purchases or privately-negotiated transactions. The new repurchase program will remain in effect for one year or, if earlier, the repurchase of the entire amount of common stock authorized to be repurchased. Notwithstanding the Board’s action, the Company currently has no plans to resume stock repurchases.

At September 30, 2021, Tier 1 leverage capital was 9.18%, Common Equity Tier 1 ratio was 11.02%, Tier 1 risk-based capital ratio was 11.94% and total risk-based capital ratio was 14.66%. All of the Company’s regulatory ratios exceed the minimums required to be “well-capitalized.”

The Company’s ratio of shareholders’ equity to assets was 13.64% at September 30, 2021, as compared to 14.29% at December 31, 2020. The Company’s tangible capital ratio (non-GAAP) was 8.15% at September 30, 2021, as compared to 8.33% at December 31, 2020.

Results of Operations
Net interest income was $103.3 million for the third quarter of 2021, as compared to $109.6 million for the second quarter of 2021 and $106.3 million for the third quarter of 2020. The decrease quarter over quarter was primarily driven by the decrease in PPP income as the PPP portfolio continued to decline during the quarter due to loan forgiveness. Net interest income was $322.5 million for the first nine months of 2021, as compared to $318.7 million for the first nine months of 2020.

The following tables present the percentage of total average earning assets, by type and yield, for the periods presented:

	Percentage of Total Average Earning Assets			Yield
	Three Months Ended			Three Months Ended
	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,
	2021	2021	2020	2021	2021	2020
Loans held for investment excluding PPP loans	69.38%	70.41%	74.70%	4.02%	4.10%	4.30%
PPP loans	0.89	4.49	10.01	10.95	6.46	2.27
Loans held for sale	3.17	3.30	2.90	2.13	3.12	3.31
Securities	15.90	13.02	9.74	1.59	1.73	2.41
Other	10.66	8.78	2.65	0.15	0.11	0.10
Total earning assets	100.00%	100.00%	100.00%	3.23%	3.51%	3.77%

	Percentage of Total Average Earning Assets		Yield
	Nine Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2021	2020	2021	2020
Loans held for investment excluding PPP loans	71.04%	77.95%	4.12%	4.56%
PPP loans	4.17	5.82	5.62	2.45
Loans held for sale	3.17	2.82	2.73	3.46
Securities	13.14	10.31	1.76	2.68
Other	8.48	3.10	0.13	0.38
Total earning assets	100.00%	100.00%	3.49%	4.08%

The following tables present reported taxable equivalent net interest margin and yield on loans for the periods presented (in thousands):

	Three Months Ended
	September 30,	June 30,	September 30,
	2021	2021	2020
Taxable equivalent net interest income	$105,002	$111,205	$107,885
Average earning assets	$14,256,421	$13,989,264	$13,034,422
Net interest margin	2.93%	3.19%	3.29%

Taxable equivalent interest income on loans held for investment	$103,770	$110,785	$112,764
Average loans held for investment	$10,017,742	$10,478,121	$11,041,684
Loan yield	4.11%	4.24%	4.06%

	Nine Months Ended
	September 30,	September 30,
	2021	2020
Taxable equivalent net interest income	$327,471	$323,659
Average earning assets	$13,869,538	$12,475,561
Net interest margin	3.16%	3.47%

Taxable equivalent interest income on loans	$327,625	$345,232
Average loans held for investment	$10,431,436	$10,450,537
Loan yield	4.20%	4.41%

PPP loans benefited net interest margin and loan yield by 7 basis points and 9 basis points, respectively, in the third quarter of 2021, and 11 basis points and 8 basis points, respectively, in the first nine months of 2021. Increased liquidity has continued to add pressure to net interest margin in recent quarters. The Company has aggressively lowered interest rates on interest bearing deposits and increased its purchases of investment securities, and it continues to evaluate options to mitigate the pressure on net interest margin.

The impact from interest income collected on problem loans and purchase accounting adjustments on loans to total interest income on loans held for investment, loan yield and net interest margin is shown in the following tables for the periods presented (in thousands):

	Three Months Ended
	September 30,	June 30,	September 30,
	2021	2021	2020
Net interest income collected on problem loans	$316	$1,339	$282
Accretable yield recognized on purchased loans(1)	2,871	2,638	4,949
Total impact to interest income	$3,187	$3,977	$5,231

Impact to loan yield	0.13%	0.15%	0.18%

Impact to net interest margin	0.09%	0.11%	0.16%

(1)Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $1,649, $1,224 and $2,286 for the three months ended September 30, 2021, June 30, 2021, and September 30, 2020, respectively. This additional interest income increased loan yield by 7 basis points, 5 basis points, and 8 basis points for each of the three months ended September 30, 2021, June 30, 2021 and September 30, 2020, respectively, while increasing net interest margin by 5 basis points, 4 basis points, and 7 basis points for the same periods, respectively.

	Nine Months Ended
	September 30,	September 30,
	2021	2020
Net interest income collected on problem loans	$3,835	$884
Accretable yield recognized on purchased loans(1)	8,597	15,118
Total impact to interest income	$12,432	$16,002

Impact to total loan yield	0.16%	0.20%

Impact to net interest margin	0.12%	0.17%

(1)Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $4,145 and $6,205 for the nine months ended September 30, 2021 and September 30, 2020, respectively. This additional interest income increased loan yield by 5 basis points and 8 basis points for the same periods, respectively, while increasing net interest margin by 4 basis points and 7 basis points for the same periods, respectively.

For the third quarter of 2021, the cost of total deposits was 21 basis points, as compared to 24 basis points for the second quarter of 2021 and 40 basis points for the third quarter of 2020. The cost of total deposits was 24 basis points for the first nine months of 2021, down from 53 basis points for the same period in 2020. The tables below present, by type, the Company’s funding sources and the total cost of each funding source for the periods presented:

	Percentage of Total Average Deposits and Borrowed Funds			Cost of Funds
	Three Months Ending			Three Months Ending
	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,
	2021	2021	2020	2021	2021	2020
Noninterest-bearing demand	32.64%	31.88%	29.66%	—%	—%	—%
Interest-bearing demand	45.49	45.59	43.06	0.24	0.27	0.36
Savings	7.35	7.24	6.35	0.08	0.08	0.08
Time deposits	11.00	11.68	15.20	0.78	0.88	1.42
Borrowed funds	3.52	3.61	5.73	3.08	3.11	2.20
Total deposits and borrowed funds	100.00%	100.00%	100.00%	0.31%	0.34%	0.50%

	Percentage of Total Average Deposits and Borrowed Funds		Cost of Funds
	Nine Months Ending		Nine Months Ending
	September 30,	September 30,	September 30,	September 30,
	2021	2020	2021	2020
Noninterest-bearing demand	31.60%	27.03%	—%	—%
Interest-bearing demand	45.75	42.95	0.26	0.51
Savings	7.17	6.17	0.08	0.11
Time deposits	11.85	16.79	0.90	1.59
Borrowed funds	3.63	7.06	3.13	2.10
Total deposits and borrowed funds	100.00%	100.00%	0.34%	0.64%

Noninterest income for the third quarter of 2021 was $50.8 million, as compared to $47.6 million for the second quarter of 2021 and $70.9 million for the third quarter of 2020. The quarter-over-

quarter decline is due to changes in mortgage banking income, as detailed below. Noninterest income for the first nine months of 2021 was $179.4 million, as compared to $172.7 million for the same period in 2020.

In mortgage banking, the Company’s interest rate lock volume was $1.44 billion in the third quarter of 2021 and $4.71 billion for the first nine months of 2021. Although gain on sale margins continued to compress during the third quarter, mortgage banking income increased on a linked quarter basis. This increase was primarily driven by an improvement in the fair value adjustment to the loan pipeline from the second quarter to the third quarter. The following tables present the components of mortgage banking income for the periods presented (in thousands):

	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
Gain on sales of loans, net	$20,116	$17,581	$45,985
Fees, net	3,420	4,519	5,367
Mortgage servicing loss, net	(244)	(1,247)	(2,466)
MSR valuation adjustment	—	—	828
Mortgage banking income, net	$23,292	$20,853	$49,714

	Nine Months Ended
	September 30, 2021	September 30, 2020
Gain on sales of loans, net	$71,598	$114,327
Fees, net	12,841	13,597
Mortgage servicing loss, net	(3,122)	(3,491)
MSR valuation adjustment	13,561	(13,694)
Mortgage banking income, net	$94,878	$110,739

In the third quarter of 2021, the Company experienced increases in other fee income categories, including wealth management and insurance, as compared to the second quarter of 2021 and the third quarter of 2020. The Company also recognized in the third quarter of 2021 $764 thousand in gains on securities sold.

The Company entered into a referral relationship with a third party to utilize its technology platform for PPP loans originated under the latest round of the program. The Company earned approximately $2.3 million and $1.4 million, respectively, in referral fees from this round of PPP during the first and second quarter of 2021, which are recorded in other noninterest income. No such fees were earned during the third quarter of 2021.

Noninterest expense was $104.0 million for the third quarter of 2021, as compared to $108.8 million for the second quarter of 2021 and $116.5 million for the third quarter of 2020. Noninterest expense for the first nine months of 2021 was $328.7 million, as compared to $349.8 million for the same period in 2020. The decrease on both a linked quarter and quarter-over-quarter basis in 2021 is partially related to a decrease in salaries and employee benefits, which was driven by lower mortgage incentive compensation expense recognized during the third quarter of 2021 and cost savings realized from the voluntary early retirement program offered during the fourth quarter of 2020. Other noninterest expense in the third quarter of 2021 was down from the second quarter of 2021 primarily due to the full amortization of a $3.1 million tax credit investment recognized during the second quarter of 2021. A corresponding credit of $3.4 million reduced income taxes for the second quarter. Additionally, the Company released a portion of the reserve for unfunded commitments and recorded a negative $200 thousand provision for unfunded commitments in other noninterest expense during the third quarter of 2021.

Asset Quality Metrics
At September 30, 2021, the Company’s credit quality metrics remained strong. Loans on deferred payment, as offered through the Company’s loan deferral program, established in response to the COVID-19 pandemic, continue to decline, and as of September 30, 2021, approximately 0.04% of the Company’s loan portfolio (excluding PPP loans) was on deferral, down from approximately 1.5% as of December 31, 2020.

The table below shows nonperforming assets, which include nonperforming loans (loans 90 days or more past due and nonaccrual loans) and other real estate owned, as well as early stage delinquencies (loans 30-89 days past due), and related financial ratios, as of the dates presented (in thousands):

	September 30, 2021			December 31, 2020
	Non Purchased	Purchased	Total	Non Purchased	Purchased	Total
Nonaccrual loans	$29,266	$26,492	$55,758	$20,369	$31,051	$51,420
Loans 90 days past due or more	908	74	982	3,783	267	4,050
Nonperforming loans	$30,174	$26,566	$56,740	$24,152	$31,318	$55,470
Other real estate owned	2,253	2,452	4,705	2,045	3,927	5,972
Nonperforming assets	$32,427	$29,018	$61,445	$26,197	$35,245	$61,442
Nonperforming loans/total loans			0.57%			0.51%
Nonperforming loans/total loans excluding PPP loans (non-GAAP)			0.57%			0.57%
Nonperforming assets/total assets			0.38%			0.41%
Nonperforming assets/total assets excluding PPP loans (non-GAAP)			0.38%			0.45%
Loans 30-89 days past due	$11,609	$3,197	$14,806	$17,635	$8,651	$26,286
Loans 30-89 days past due/total loans			0.15%			0.24%
Loans 30-89 days past due/total loans excluding PPP loans (non-GAAP)			0.15%			0.27%

The table below shows the total allowance for credit losses and related ratios at September 30, 2021, as compared to December 31, 2020 (in thousands):

	September 30, 2021	December 31, 2020
Allowance for credit losses on loans	$170,038	$176,144
Allowance for credit losses on deferred interest	1,356	1,500
Reserve for unfunded commitments	20,335	20,535
Total allowance for credit losses	$191,729	$198,179
Allowance for credit losses on loans/total loans	1.70%	1.61%
Allowance for credit losses on loans/total loans excluding PPP loans (non-GAAP)	1.71%	1.80%

The Company recorded a negative provision for credit losses of $1.2 million during the third quarter and first nine months of 2021, as compared to a $23.1 million provision for credit losses in the third quarter of 2020 and a $76.4 million provision in the first nine months of 2020. Net loan charge-offs for the third quarter of 2021 were $1.1 million, or 0.04% of average loans held for investment on an annualized basis. The Company’s coverage ratio, or the allowance for credit losses to nonperforming loans, was 299.68% as of September 30, 2021, as compared to 317.55% as of December 31, 2020.

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern Time (9:00 AM Central Time) on Friday, October 29, 2021.

The webcast can be accessed through Renasant’s investor relations website at www.renasant.com or https://services.choruscall.com/mediaframe/webcast.html?webcastid=feyQW5Vg. To access the conference via telephone, dial 1-877-513-1143 in the United States and request the Renasant Corporation 2021 Third Quarter Earnings Conference Call and Webcast. International participants should dial 1-412-902-4145 to access the conference call.

The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year. Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 10161149 or by dialing 1-412-317-0088 internationally and entering the same conference number. Telephone replay access is available until November 12, 2021.

ABOUT RENASANT CORPORATION:
Renasant Corporation is the parent of Renasant Bank, a 117-year-old financial services institution. Renasant has assets of approximately $16.2 billion and operates 200 banking, lending, mortgage, wealth management and insurance offices in Mississippi, Tennessee, Alabama, Florida, Georgia, North Carolina and South Carolina.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
This press release may contain, or incorporate by reference, statements about Renasant Corporation that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “projects,” “anticipates,” “intends,” “estimates,” “plans,” “potential,” “possible,” “may increase,” “may fluctuate,” “will likely result,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would” and “could,” are generally forward-looking in nature and not historical facts. Forward-looking statements include information about the Company’s future financial performance, business strategy, projected plans and objectives and are based on the current beliefs and expectations of management. The Company’s management believes these forward-looking statements are reasonable, but they are all inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ from those indicated or implied in the forward-looking statements, and such differences may be material. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties and, accordingly, investors should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.

Important factors currently known to management that could cause our actual results to differ materially from those in forward-looking statements include the following: (i) the continued impact of the COVID-19 pandemic (and variants thereof) and related governmental response measures on the U.S. economy and the economies of the markets in which we operate; (ii) the Company’s ability to efficiently integrate acquisitions into its operations, retain the customers of these businesses, grow the acquired operations and realize the cost savings expected from an acquisition to the extent and in the timeframe anticipated by management; (iii) the effect of economic conditions and interest rates on a national, regional or international basis; (iv) timing and success of the implementation of changes in operations to achieve enhanced earnings or effect cost savings; (v) competitive pressures in the consumer finance, commercial finance, insurance, financial services, asset management, retail banking, mortgage lending and auto lending industries; (vi) the financial resources of, and products available from, competitors; (vii) changes in laws and regulations as well as changes in accounting standards; (viii) changes in policy by regulatory agencies; (ix) changes in the securities and foreign exchange markets; (x) the Company’s potential growth, including its entrance or expansion into new markets, and the need for sufficient capital to support that growth; (xi) changes in the quality or composition of the Company’s loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers; (xii) an insufficient allowance for credit losses as a result of inaccurate assumptions; (xiii) general economic, market or business conditions, including the impact of inflation; (xiv) changes in demand for loan products and financial services; (xv) concentration of credit exposure; (xvi) changes or the lack of changes in interest rates, yield curves and interest rate spread relationships; (xvii) increased cybersecurity risk, including potential network breaches, business disruptions or financial losses; (xviii) civil unrest, natural disasters, epidemics and other catastrophic events in the Company’s geographic area; (xix) the impact, extent and timing of technological changes; and (xx) other circumstances, many of which are beyond management’s control.

Management believes that the assumptions underlying the Company’s forward-looking statements are reasonable, but any of the assumptions could prove to be inaccurate. Investors are urged to carefully consider the risks described in the Company’s filings with the Securities and Exchange Commission (the “SEC”) from time to time, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.renasant.com and the SEC’s website at www.sec.gov.

The Company undertakes no obligation, and specifically disclaims any obligation, to update or revise forward-looking statements, whether as a result of new information or to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by federal securities laws.

NON-GAAP FINANCIAL MEASURES:
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains non-GAAP financial measures, namely, earnings, with exclusions, return on average tangible shareholders’ equity, return on average tangible assets, the ratio of tangible equity to tangible assets (commonly referred to as the “tangible capital ratio”), tangible book value per share, the adjusted efficiency ratio and certain asset quality ratios (nonperforming loans to total loans, nonperforming assets to total assets, loans 30-89 past due to total loans, and the allowance for credit losses to total loans) in each case excluding PPP loans. These non-GAAP financial measures adjust GAAP financial measures to exclude intangible assets and/or certain charges (such as, among others, COVID-19 related expenses, restructuring charges and asset valuation adjustments) with respect to which the Company is unable to accurately predict when these charges will be incurred or, when incurred, the amount thereof or, with respect to asset quality measures, to exclude the Company’s PPP loans. With respect to COVID-19 related expenses in particular, management added these expenses as a charge to exclude when calculating non-GAAP financial measures because the expenses included within this line item (as discussed earlier in this release) are readily quantifiable and possess the same characteristics with respect to management’s inability to accurately predict the timing or amount thereof as the other charges excluded when calculating non-GAAP financial measures. Management uses these non-GAAP financial measures when evaluating capital utilization and adequacy; with respect to its asset quality measures, management excludes PPP loans, which are both forgivable and guaranteed by the Small Business Administration, to more clearly measure potential loss, and the coverage therefor, in the Company’s loan portfolio. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indicators of its operating performance, particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets such as goodwill and the core deposit intangible, charges such as restructuring charges and COVID-19 related expenses, and the amount of PPP loans can vary extensively from company to company and, as to intangible assets, are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables at the end of this release under the caption “Reconciliation of GAAP to Non-GAAP,” except that reconciliations of the non-GAAP asset quality measures to GAAP are included in the presentation materials that the Company filed with the SEC together with this earnings release.

None of the non-GAAP financial information that the Company has included in this release is intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to similarly titled measures presented by other companies. Also, there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

###

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
								Q3 2021-	For The Nine Months Ending
	2021			2020				Q3 2020	September 30,
	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2021	2020	Variance
Statement of earnings
Interest income - taxable equivalent basis	$115,723	$122,617	$123,378	$123,823	$123,677	$125,630	$131,887	(6.43)%	$361,718	$381,194	(5.11)%
Interest income	$114,013	$120,991	$121,762	$121,926	$122,078	$123,955	$130,173	(6.61)	$356,766	$376,206	(5.17)
Interest expense	10,721	11,412	12,114	13,799	15,792	18,173	23,571	(32.11)	34,247	57,536	(40.48)
Net interest income	103,292	109,579	109,648	108,127	106,286	105,782	106,602	(2.82)	322,519	318,670	1.21
(Recovery of) provision for credit losses	(1,200)	—	—	10,500	23,100	26,900	26,350	(105.19)	(1,200)	76,350	(101.57)
Net interest income after provision	104,492	109,579	109,648	97,627	83,186	78,882	80,252	25.61	323,719	242,320	33.59
Service charges on deposit accounts	9,337	9,458	8,023	7,938	7,486	6,832	9,070	24.73	26,818	23,388	14.67
Fees and commissions on loans and deposits	3,837	4,110	3,900	3,616	3,402	2,971	3,054	12.79	11,847	9,427	25.67
Insurance commissions and fees	2,829	2,422	2,237	2,193	2,681	2,125	1,991	5.52	7,488	6,797	10.17
Wealth management revenue	5,371	5,019	4,792	4,314	4,364	3,824	4,002	23.08	15,182	12,190	24.54
Securities gains (losses)	764	—	1,357	15	—	31	—	—	2,121	31	6,741.94
Mortgage banking income	23,292	20,853	50,733	39,760	49,714	45,490	15,535	(53.15)	94,878	110,739	(14.32)
Other	5,325	5,748	9,995	5,028	3,281	2,897	3,918	62.30	21,068	10,096	108.68
Total noninterest income	50,755	47,610	81,037	62,864	70,928	64,170	37,570	(28.44)	179,402	172,668	3.90
Salaries and employee benefits	69,115	70,293	78,696	74,432	75,406	79,361	73,189	(8.34)	218,104	227,956	(4.32)
Data processing	5,277	5,652	5,451	5,373	5,259	5,047	5,006	0.34	16,380	15,312	6.97
Occupancy and equipment	11,748	11,374	12,538	13,153	13,296	13,511	14,120	(11.64)	35,660	40,927	(12.87)
Other real estate	168	104	41	683	1,033	620	418	(83.74)	313	2,071	(84.89)
Amortization of intangibles	1,481	1,539	1,598	1,659	1,733	1,834	1,895	(14.54)	4,618	5,462	(15.45)
Restructuring charges	—	15	292	7,365	—	—	—	—	307	—	—
Swap termination charges	—	—	—	2,040	—	—	—	—	—	—	—
Debt prepayment penalty	—	—	—	3	28	90	—	(100.00)	—	118	(100.00)
Other	16,210	19,800	17,319	17,444	19,755	17,822	20,413	(17.94)	53,329	57,990	(8.04)
Total noninterest expense	103,999	108,777	115,935	122,152	116,510	118,285	115,041	(10.74)	328,711	349,836	(6.04)
Income before income taxes	51,248	48,412	74,750	38,339	37,604	24,767	2,781	36.28	174,410	65,152	167.70
Income taxes	11,185	7,545	16,842	6,818	7,612	4,637	773	46.94	35,572	13,022	173.17
Net income	$40,063	$40,867	$57,908	$31,521	$29,992	$20,130	$2,008	33.58	$138,838	$52,130	166.33
Basic earnings per share	$0.71	$0.73	$1.03	$0.56	$0.53	$0.36	$0.04	33.96	$2.47	$0.93	165.59
Diluted earnings per share	0.71	0.72	1.02	0.56	0.53	0.36	0.04	33.96	2.46	0.92	167.39
Average basic shares outstanding	56,146,285	56,325,717	56,240,201	56,197,847	56,185,884	56,165,452	56,534,816	(0.07)	56,237,056	56,294,984	(0.10)
Average diluted shares outstanding	56,447,184	56,635,898	56,519,199	56,489,809	56,386,153	56,325,476	56,706,289	0.11	56,533,094	56,468,577	0.11
Common shares outstanding	55,747,407	56,350,878	56,294,346	56,200,487	56,193,705	56,181,962	56,141,018	(0.79)	55,747,407	56,193,705	(0.79)
Cash dividend per common share	$0.22	$0.22	$0.22	$0.22	$0.22	$0.22	$0.22	—	$0.66	$0.66	—
Performance ratios
Return on avg shareholders’ equity	7.16%	7.40%	10.81%	5.88%	5.63%	3.85%	0.38%		8.43%	3.30%
Return on avg tangible s/h’s equity (non-GAAP) (1)	13.05%	13.54%	19.93%	11.26%	10.87%	7.72%	1.20%		15.43%	6.65%
Return on avg assets	0.99%	1.04%	1.54%	0.84%	0.80%	0.55%	0.06%		1.18%	0.48%
Return on avg tangible assets (non-GAAP)(2)	1.08%	1.14%	1.69%	0.94%	0.89%	0.63%	0.11%		1.29%	0.56%
Net interest margin (FTE)	2.93%	3.19%	3.37%	3.35%	3.29%	3.38%	3.75%		3.16%	3.47%
Yield on earning assets (FTE)	3.23%	3.51%	3.74%	3.77%	3.77%	3.95%	4.57%		3.49%	4.08%
Cost of funding	0.31%	0.34%	0.38%	0.44%	0.50%	0.59%	0.85%		0.34%	0.64%
Average earning assets to average assets	88.38%	88.37%	87.86%	87.66%	87.31%	86.88%	86.17%		88.21%	86.81%
Average loans to average deposits	75.81%	81.13%	87.78%	91.83%	93.31%	93.35%	93.83%		81.41%	93.48%
Noninterest income (less securities gains/
losses) to average assets	1.23%	1.21%	2.13%	1.68%	1.89%	1.75%	1.12%		1.51%	1.60%
Noninterest expense (less debt prepayment penalties)
to average assets	2.56%	2.76%	3.09%	3.26%	3.10%	3.23%	3.43%		2.80%	3.25%
Net overhead ratio	1.33%	1.55%	0.96%	1.58%	1.21%	1.48%	2.31%		1.29%	1.65%
Efficiency ratio (FTE)	66.77%	68.49%	60.29%	70.65%	65.16%	68.92%	78.86%		64.85%	70.49%
Adjusted efficiency ratio (FTE) (non-GAAP) (4)	66.06%	67.28%	63.85%	64.35%	62.63%	60.89%	68.73%		65.66%	63.89%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
								Q3 2021 -	As of
	2021			2020				Q3 2020	September 30,
	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2021	2020	Variance
Average Balances
Total assets	$16,130,149	$15,831,018	$15,203,691	$14,898,055	$14,928,159	$14,706,027	$13,472,550	8.05%	$15,723,110	$14,370,953	9.41%
Earning assets	14,256,421	13,989,264	13,358,677	13,059,967	13,034,422	12,776,643	11,609,477	9.38	13,869,538	12,475,561	11.17
Securities	2,266,866	1,821,429	1,372,123	1,269,108	1,269,565	1,295,539	1,292,875	78.55	1,821,770	1,285,933	41.67
Loans held for sale	451,586	461,752	406,397	389,435	378,225	340,582	336,829	19.40	439,954	351,975	25.00
Loans, net of unearned income	10,017,742	10,478,121	10,802,991	11,019,505	11,041,684	10,616,147	9,687,285	(9.27)	10,431,436	10,450,537	(0.18)
Intangibles	965,960	967,430	969,001	970,624	972,394	974,237	975,933	(0.66)	967,458	974,182	(0.69)
Noninterest-bearing deposits	4,470,262	4,271,464	3,862,422	3,808,595	3,723,059	3,439,634	2,586,963	20.07	4,202,364	3,251,612	29.24
Interest-bearing deposits	8,744,757	8,644,386	8,444,766	8,190,997	8,109,844	7,933,035	7,737,615	7.83	8,611,790	7,927,499	8.63
Total deposits	13,215,019	12,915,850	12,307,188	11,999,592	11,832,903	11,372,669	10,324,578	11.68	12,814,154	11,179,111	14.63
Borrowed funds	482,709	483,081	483,907	516,414	719,800	1,000,789	829,320	(32.94)	483,230	849,494	(43.12)
Shareholders' equity	2,219,431	2,213,743	2,172,425	2,132,375	2,119,500	2,101,092	2,105,143	4.71	2,201,930	2,108,618	4.43

								Q3 2021 -	As of
	2021			2020				Q4 2020	September 30,
	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2021	2020	Variance
Balances at period end
Total assets	$16,155,550	$16,022,386	$15,622,571	$14,929,612	$14,808,933	$14,897,207	$13,900,550	8.21%	$16,155,550	$14,808,933	9.09%
Earning assets	14,321,001	14,146,304	13,781,374	13,151,707	12,984,651	13,041,846	11,980,482	8.89	14,321,001	12,984,651	10.29
Securities	2,544,643	2,163,820	1,536,041	1,343,457	1,293,388	1,303,494	1,359,129	89.41	2,544,643	1,293,388	96.74
Loans held for sale	452,869	448,959	502,002	417,771	399,773	339,747	448,797	8.40	452,869	399,773	13.28
Non purchased loans	8,875,880	8,892,544	9,292,502	9,419,540	9,424,224	9,206,101	7,802,404	(5.77)	8,875,880	9,424,224	(5.82)
Purchased loans	1,140,944	1,256,698	1,395,906	1,514,107	1,660,514	1,791,203	1,966,973	(24.65)	1,140,944	1,660,514	(31.29)
Total loans	10,016,824	10,149,242	10,688,408	10,933,647	11,084,738	10,997,304	9,769,377	(8.39)	10,016,824	11,084,738	(9.63)
Intangibles	965,205	966,686	968,225	969,823	971,481	973,214	975,048	(0.48)	965,205	971,481	(0.65)
Noninterest-bearing deposits	4,492,650	4,349,135	4,135,360	3,685,048	3,758,242	3,740,296	2,642,059	21.92	4,492,650	3,758,242	19.54
Interest-bearing deposits	8,762,179	8,766,216	8,601,548	8,374,033	8,175,898	8,106,062	7,770,367	4.64	8,762,179	8,175,898	7.17
Total deposits	13,254,829	13,115,351	12,736,908	12,059,081	11,934,140	11,846,358	10,412,426	9.92	13,254,829	11,934,140	11.07
Borrowed funds	480,116	484,340	479,814	496,310	517,706	718,490	1,179,631	(3.26)	480,116	517,706	(7.26)
Shareholders’ equity	2,203,944	2,203,807	2,173,701	2,132,733	2,104,300	2,082,946	2,070,512	3.34	2,203,944	2,104,300	4.74
Market value per common share	36.05	40.00	41.38	33.68	22.72	24.90	21.84	7.04	36.05	22.72	58.67
Book value per common share	39.53	39.11	38.61	37.95	37.45	37.07	36.88	4.16	39.53	37.45	5.55
Tangible book value per common share (non-GAAP)	22.22	21.95	21.41	20.69	20.16	19.75	19.51	7.39	22.22	20.16	10.22
Shareholders’ equity to assets (actual)	13.64%	13.75%	13.91%	14.29%	14.21%	13.98%	14.91%		13.64%	14.21%
Tangible capital ratio (non-GAAP)(3)	8.15%	8.22%	8.23%	8.33%	8.19%	7.97%	8.48%		8.15%	8.19%
Leverage ratio	9.18%	9.30%	9.49%	9.37%	9.17%	9.12%	9.90%		9.18%	9.17%
Common equity tier 1 capital ratio	11.02%	11.14%	11.05%	10.93%	10.80%	10.69%	10.63%		11.02%	10.80%
Tier 1 risk-based capital ratio	11.94%	12.07%	12.00%	11.91%	11.79%	11.69%	11.63%		11.94%	11.79%
Total risk-based capital ratio	14.66%	15.11%	15.09%	15.07%	14.89%	13.72%	13.44%		14.66%	14.89%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
								Q3 2021 -	As of
	2021			2020				Q4 2020	September 30,
	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2021	2020	Variance
Non purchased loans
Commercial, financial, agricultural	$1,254,107	$1,262,977	$1,244,580	$1,231,768	$1,137,322	$1,134,965	$1,144,004	1.81%	$1,254,107	$1,137,322	10.27%
SBA Paycheck Protection Program	67,462	246,931	860,864	1,128,703	1,307,972	1,281,278	—	(94.02)	67,462	1,307,972	(94.84)
Lease financing	79,215	74,003	75,256	75,862	82,928	80,779	84,679	4.42	79,215	82,928	(4.48)
Real estate - construction	1,086,303	1,038,613	933,586	827,152	738,873	756,872	745,066	31.33	1,086,303	738,873	47.02
Real estate - 1-4 family mortgages	2,484,396	2,435,574	2,380,920	2,356,564	2,369,292	2,342,987	2,356,627	5.42	2,484,396	2,369,292	4.86
Real estate - commercial mortgages	3,794,898	3,723,309	3,676,160	3,649,629	3,610,642	3,400,718	3,242,172	3.98	3,794,898	3,610,642	5.10
Installment loans to individuals	109,499	111,137	121,136	149,862	177,195	208,502	229,856	(26.93)	109,499	177,195	(38.20)
Loans, net of unearned income	$8,875,880	$8,892,544	$9,292,502	$9,419,540	$9,424,224	$9,206,101	$7,802,404	(5.77)	$8,875,880	$9,424,224	(5.82)
Purchased loans
Commercial, financial, agricultural	$114,450	$124,725	$143,843	$176,513	$202,768	$225,355	$280,572	(35.16)	$114,450	$202,768	(43.56)
Real estate - construction	4,993	12,746	22,332	30,952	34,246	34,236	42,829	(83.87)	4,993	34,246	(85.42)
Real estate - 1-4 family mortgages	240,347	266,517	305,141	341,744	391,102	445,526	489,674	(29.67)	240,347	391,102	(38.55)
Real estate - commercial mortgages	740,832	806,860	872,867	905,223	966,367	1,010,035	1,066,536	(18.16)	740,832	966,367	(23.34)
Installment loans to individuals	40,322	45,850	51,723	59,675	66,031	76,051	87,362	(32.43)	40,322	66,031	(38.93)
Loans, net of unearned income	$1,140,944	$1,256,698	$1,395,906	$1,514,107	$1,660,514	$1,791,203	$1,966,973	(24.65)	$1,140,944	$1,660,514	(31.29)
Asset quality data
Non purchased assets
Nonaccrual loans	$29,266	$27,101	$24,794	$20,369	$18,831	$16,591	$21,384	43.68	$29,266	$18,831	55.41
Loans 90 past due or more	908	800	2,235	3,783	1,826	3,993	4,459	(76.00)	908	1,826	(50.27)
Nonperforming loans	30,174	27,901	27,029	24,152	20,657	20,584	25,843	24.93	30,174	20,657	46.07
Other real estate owned	2,253	1,676	2,292	2,045	3,576	4,694	3,241	10.17	2,253	3,576	(37.00)
Nonperforming assets	$32,427	$29,577	$29,321	$26,197	$24,233	$25,278	$29,084	23.78	$32,427	$24,233	33.81
Purchased assets
Nonaccrual loans	$26,492	$27,690	$28,947	$31,051	$24,821	$21,361	$19,090	(14.68)	$26,492	$24,821	6.73
Loans 90 past due or more	74	945	129	267	318	2,158	5,104	(72.28)	74	318	(76.73)
Nonperforming loans	26,566	28,635	29,076	31,318	25,139	23,519	24,194	(15.17)	26,566	25,139	5.68
Other real estate owned	2,452	3,263	3,679	3,927	4,576	4,431	5,430	(37.56)	2,452	4,576	(46.42)
Nonperforming assets	$29,018	$31,898	$32,755	$35,245	$29,715	$27,950	$29,624	(17.67)	$29,018	$29,715	(2.35)
Net loan charge-offs (recoveries)	$1,116	$752	$3,038	$954	$389	$1,698	$811	16.98	$4,906	$2,898	69.29
Allowance for credit losses on loans	$170,038	$172,354	$173,106	$176,144	$168,098	$145,387	$120,185	(3.47)	$170,038	$168,098	1.15
Annualized net loan charge-offs / average loans	0.04%	0.03%	0.11%	0.03%	0.01%	0.06%	0.03%		0.06%	0.04%
Nonperforming loans / total loans*	0.57%	0.56%	0.52%	0.51%	0.41%	0.40%	0.51%		0.57%	0.41%
Nonperforming assets / total assets*	0.38%	0.38%	0.40%	0.41%	0.36%	0.36%	0.42%		0.38%	0.36%
Allowance for credit losses on loans / total loans*	1.70%	1.70%	1.62%	1.61%	1.52%	1.32%	1.23%		1.70%	1.52%
Allowance for credit losses on loans / nonperforming loans*	299.68%	304.85%	308.54%	317.55%	367.05%	329.65%	240.19%		299.68%	367.05%
Nonperforming loans / total loans**	0.34%	0.31%	0.29%	0.26%	0.22%	0.22%	0.33%		0.34%	0.22%
Nonperforming assets / total assets**	0.20%	0.18%	0.19%	0.18%	0.16%	0.17%	0.21%		0.20%	0.16%
Nonperforming loans / total loans*** (non-GAAP)	0.57%	0.57%	0.57%	0.57%	0.47%	0.45%	0.51%		0.57%	0.47%
Nonperforming assets / total assets*** (non-GAAP)	0.38%	0.39%	0.42%	0.45%	0.40%	0.39%	0.42%		0.38%	0.40%
Allowance for credit losses on loans / total loans*** (non-GAAP)	1.71%	1.74%	1.76%	1.80%	1.72%	1.50%	1.23%		1.71%	1.72%
*Based on all assets (includes purchased assets)
**Excludes all purchased assets
***Excludes Paycheck Protection Program loans

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ending									For The Nine Months Ending
	September 30, 2021			June 30, 2021			September 30, 2020			September 30, 2021			September 30, 2020
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Loans
Non purchased	$8,690,443	$84,427	3.86%	$8,521,028	$82,774	3.90%	$8,012,741	$81,281	4.04%	$8,525,359	$249,128	3.91%	$7,847,197	$251,671	4.28%
Purchased	1,200,429	15,840	5.24%	1,328,631	17,891	5.40%	1,723,714	24,034	5.55%	1,327,434	54,187	5.46%	1,877,449	80,226	5.71%
SBA Paycheck Protection Program	126,870	3,503	10.95%	628,462	10,120	6.46%	1,305,229	7,449	2.27%	578,643	24,310	5.62%	725,891	13,335	2.45%
Total loans	10,017,742	103,770	4.11%	10,478,121	110,785	4.24%	11,041,684	112,764	4.06%	10,431,436	327,625	4.20%	10,450,537	345,232	4.41%
Loans held for sale	451,586	2,376	2.13%	461,752	3,604	3.12%	378,225	3,144	3.31%	439,954	8,980	2.73%	351,975	9,108	3.46%
Securities:
Taxable(1)	1,942,647	6,688	1.38%	1,503,605	5,549	1.48%	1,003,886	5,473	2.17%	1,505,611	17,077	1.51%	1,034,189	19,148	2.47%
Tax-exempt	324,219	2,297	2.83%	317,824	2,333	2.94%	265,679	2,205	3.30%	316,159	6,915	2.92%	251,744	6,609	3.51%
Total securities	2,266,866	8,985	1.59%	1,821,429	7,882	1.73%	1,269,565	7,678	2.41%	1,821,770	23,992	1.76%	1,285,933	25,757	2.68%
Interest-bearing balances with banks	1,520,227	592	0.15%	1,227,962	346	0.11%	344,948	91	0.10%	1,176,378	1,121	0.13%	387,116	1,098	0.38%
Total interest-earning assets	14,256,421	115,723	3.23%	13,989,264	122,617	3.51%	13,034,422	123,677	3.77%	13,869,538	361,718	3.49%	12,475,561	381,195	4.08%
Cash and due from banks	195,095			195,982			210,278			198,955			203,582
Intangible assets	965,960			967,430			972,394			967,458			974,182
Other assets	712,673			678,342			711,065			687,159			717,628
Total assets	$16,130,149			$15,831,018			$14,928,159			$15,723,110			$14,370,953
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand(2)	$6,231,718	$3,821	0.24%	$6,109,956	$4,069	0.27%	$5,405,085	$4,839	0.36%	$6,083,179	$11,821	0.26%	$5,166,393	$19,616	0.51%
Savings deposits	1,006,847	192	0.08%	969,982	185	0.08%	796,841	167	0.08%	953,391	547	0.08%	741,933	592	0.11%
Time deposits	1,506,192	2,959	0.78%	1,564,448	3,415	0.88%	1,907,918	6,804	1.42%	1,575,220	10,552	0.90%	2,019,173	23,967	1.59%
Total interest-bearing deposits	8,744,757	6,972	0.32%	8,644,386	7,669	0.36%	8,109,844	11,810	0.58%	8,611,790	22,920	0.36%	7,927,499	44,175	0.74%
Borrowed funds	482,709	3,749	3.08%	483,081	3,743	3.11%	719,800	3,982	2.20%	483,230	11,327	3.13%	849,494	13,361	2.10%
Total interest-bearing liabilities	9,227,466	10,721	0.46%	9,127,467	11,412	0.50%	8,829,644	15,792	0.71%	9,095,020	34,247	0.50%	8,776,993	57,536	0.88%
Noninterest-bearing deposits	4,470,262			4,271,464			3,723,059			4,202,364			3,251,612
Other liabilities	212,990			218,344			255,956			223,796			233,730
Shareholders’ equity	2,219,431			2,213,743			2,119,500			2,201,930			2,108,618
Total liabilities and shareholders’ equity	$16,130,149			$15,831,018			$14,928,159			$15,723,110			$14,370,953
Net interest income/ net interest margin		$105,002	2.93%		$111,205	3.19%		$107,885	3.29%		$327,471	3.16%		$323,659	3.47%
Cost of funding			0.31%			0.34%			0.50%			0.34%			0.64%
Cost of total deposits			0.21%			0.24%			0.40%			0.24%			0.53%

(1) U.S. Government and some U.S. Government Agency securities are tax-exempt in the states in which the Company operates.
(2) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
	RECONCILIATION OF GAAP TO NON-GAAP
								Nine Months Ended
	2021			2020				September 30,
	Third	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2021	2020
Net income (GAAP)	$40,063	$40,867	$57,908	$31,521	$29,992	$20,130	$2,008	$138,838	$52,130
Amortization of intangibles	1,481	1,539	1,598	1,659	1,733	1,834	1,895	4,618	5,462
Tax effect of adjustment noted above (A)	(323)	(333)	(361)	(297)	(374)	(335)	(527)	(1,021)	(1,108)
Tangible net income (non-GAAP)	$41,221	$42,073	$59,145	$32,883	$31,351	$21,629	$3,376	$142,435	$56,484

Net income (GAAP)	$40,063	$40,867	$57,908	$31,521	$29,992	$20,130	$2,008	$138,838	$52,130
Debt prepayment penalties	—	—	—	3	28	90	—	—	118
MSR valuation adjustment	—	—	(13,561)	(1,968)	(828)	4,951	9,571	(13,561)	13,694
Restructuring charges	—	15	292	7,365	—	—	—	307	—
Swap termination charges	—	—	—	2,040	—	—	—	—	—
COVID-19 related expenses	323	370	785	613	570	6,257	2,903	1,478	9,730
Tax effect of adjustment noted above (A)	(71)	(83)	2,820	(1,443)	50	(2,065)	(3,467)	2,603	(4,774)
Net income with exclusions (non-GAAP)	$40,315	$41,169	$48,244	$38,131	$29,812	$29,363	$11,015	$129,665	$70,898

Average shareholders’ equity (GAAP)	$2,219,431	$2,213,743	$2,172,425	$2,132,375	$2,119,500	$2,101,092	$2,105,143	$2,201,930	$2,108,618
Intangibles	965,960	967,430	969,001	970,624	972,394	974,237	975,933	967,458	974,182
Average tangible s/h’s equity (non-GAAP)	$1,253,471	$1,246,313	$1,203,424	$1,161,751	$1,147,106	$1,126,855	$1,129,210	$1,234,472	$1,134,436

Average total assets (GAAP)	$16,130,149	$15,831,018	$15,203,691	$14,898,055	$14,928,159	$14,706,027	$13,472,550	$15,723,110	$14,370,953
Intangibles	965,960	967,430	969,001	970,624	972,394	974,237	975,933	967,458	974,182
Average tangible assets (non-GAAP)	$15,164,189	$14,863,588	$14,234,690	$13,927,431	$13,955,765	$13,731,790	$12,496,617	$14,755,652	$13,396,771

Actual shareholders’ equity (GAAP)	$2,203,944	$2,203,807	$2,173,701	$2,132,733	$2,104,300	$2,082,946	$2,070,512	$2,203,944	$2,104,300
Intangibles	965,205	966,686	968,225	969,823	971,481	973,214	975,048	965,205	971,481
Actual tangible s/h’s equity (non-GAAP)	$1,238,739	$1,237,121	$1,205,476	$1,162,910	$1,132,819	$1,109,732	$1,095,464	$1,238,739	$1,132,819

Actual total assets (GAAP)	$16,155,550	$16,022,386	$15,622,571	$14,929,612	$14,808,933	$14,897,207	$13,900,550	$16,155,550	$14,808,933
Intangibles	965,205	966,686	968,225	969,823	971,481	973,214	975,048	965,205	971,481
Actual tangible assets (non-GAAP)	$15,190,345	$15,055,700	$14,654,346	$13,959,789	$13,837,452	$13,923,993	$12,925,502	$15,190,345	$13,837,452

(A) Tax effect is calculated based on respective periods effective tax rate.

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
	RECONCILIATION OF GAAP TO NON-GAAP
								Nine Months Ended
	2021			2020				September 30,
	Third	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2021	2020
(1) Return on Average Equity
Return on avg s/h’s equity (GAAP)	7.16%	7.40%	10.81%	5.88%	5.63%	3.85%	0.38%	8.43%	3.30%
Effect of adjustment for intangible assets	5.89%	6.14%	9.12%	5.38%	5.24%	3.87%	0.82%	7.00%	3.35%
Return on avg tangible s/h’s equity (non-GAAP)	13.05%	13.54%	19.93%	11.26%	10.87%	7.72%	1.20%	15.43%	6.65%

Return on avg s/h’s equity (GAAP)	7.16%	7.40%	10.81%	5.88%	5.63%	3.85%	0.38%	8.43%	3.30%
Effect of exclusions from net income	0.05%	0.06%	(1.80)%	1.23%	(0.03)%	1.77%	1.72%	(0.56)%	1.19%
Return on avg s/h’s equity with excl. (non-GAAP)	7.21%	7.46%	9.01%	7.11%	5.60%	5.62%	2.10%	7.87%	4.49%
Effect of adjustment for intangible assets	5.92%	6.18%	7.67%	6.41%	5.21%	5.39%	2.31%	6.56%	4.37%
Return on avg tangible s/h’s equity with exclusions (non-GAAP)	13.13%	13.64%	16.68%	13.52%	10.81%	11.01%	4.41%	14.43%	8.86%

(2) Return on Average Assets
Return on avg assets (GAAP)	0.99%	1.04%	1.54%	0.84%	0.80%	0.55%	0.06%	1.18%	0.48%
Effect of adjustment for intangible assets	0.09%	0.10%	0.15%	0.10%	0.09%	0.08%	0.05%	0.11%	0.08%
Return on avg tangible assets (non-GAAP)	1.08%	1.14%	1.69%	0.94%	0.89%	0.63%	0.11%	1.29%	0.56%

Return on avg assets (GAAP)	0.99%	1.04%	1.54%	0.84%	0.80%	0.55%	0.06%	1.18%	0.48%
Effect of exclusions from net income	—%	—%	(0.25)%	0.18%	(0.01)%	0.25%	0.27%	(0.08)%	0.18%
Return on avg assets with exclusions (non-GAAP)	0.99%	1.04%	1.29%	1.02%	0.79%	0.80%	0.33%	1.10%	0.66%
Effect of adjustment for intangible assets	0.10%	0.10%	0.12%	0.11%	0.10%	0.10%	0.07%	0.11%	0.09%
Return on avg tangible assets with exclusions (non-GAAP)	1.09%	1.14%	1.41%	1.13%	0.89%	0.90%	0.40%	1.21%	0.75%

(3) Shareholder Equity Ratio
Shareholders’ equity to actual assets (GAAP)	13.64%	13.75%	13.91%	14.29%	14.21%	13.98%	14.91%	13.64%	14.21%
Effect of adjustment for intangible assets	5.49%	5.53%	5.68%	5.96%	6.02%	6.01%	6.43%	5.49%	6.02%
Tangible capital ratio (non-GAAP)	8.15%	8.22%	8.23%	8.33%	8.19%	7.97%	8.48%	8.15%	8.19%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

								Nine Months Ended
	2021			2020				September 30,
	Third	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2021	2020
Interest income (FTE)	$115,723	$122,617	$123,378	$123,823	$123,677	$125,630	$131,887	$361,718	$381,194
Interest expense	10,721	11,412	12,114	13,799	15,792	18,173	23,571	34,247	57,536
Net Interest income (FTE)	$105,002	$111,205	$111,264	$110,024	$107,885	$107,457	$108,316	$327,471	$323,658

Total noninterest income	$50,755	$47,610	$81,037	$62,864	$70,928	$64,170	$37,570	$179,402	$172,668
Securities gains (losses)	764	—	1,357	15	—	31	—	2,121	31
MSR valuation adjustment	—	—	13,561	1,968	828	(4,951)	(9,571)	13,561	(13,694)
Total adjusted noninterest income	$49,991	$47,610	$66,119	$60,881	$70,100	$69,090	$47,141	$163,720	$186,331

Total noninterest expense	$103,999	$108,777	$115,935	$122,152	$116,510	$118,285	$115,041	$328,711	$349,836
Amortization of intangibles	1,481	1,539	1,598	1,659	1,733	1,834	1,895	4,618	5,462
Debt prepayment penalty	—	—	—	3	28	90	—	—	118
Restructuring charges	—	15	292	7,365	—	—	—	307	—
Swap termination charges	—	—	—	2,040	—	—	—	—	—
COVID-19 related expenses	323	370	785	613	570	6,257	2,903	1,478	9,730
(Recovery of) provision for unfunded commitments	(200)	—	—	500	2,700	2,600	3,400	(200)	8,700
Total adjusted noninterest expense	$102,395	$106,853	$113,260	$109,972	$111,479	$107,504	$106,843	$322,508	$325,826

Efficiency Ratio (GAAP)	66.77%	68.49%	60.29%	70.65%	65.16%	68.92%	78.86%	64.85%	70.49%
(4) Adjusted Efficiency Ratio (non-GAAP)	66.06%	67.28%	63.85%	64.35%	62.63%	60.89%	68.73%	65.66%	63.89%